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                                 EXHIBIT (14)(a)

                        Consent of Deloitte & Touche LLP


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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 33-12608 under the Securities Act of 1933, of our report dated September 14, 1998, relating to HighMark Funds, including 100% U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Diversified Money Market Fund, California Tax-Free Money Market Fund, Intermediate-Term Bond Fund, Caliifornia Intermediate Tax-Free Bond Fund, Bond Fund, Convertible Securities Fund, Government Securities Fund, Balanced Fund, Growth Fund, Value Momentum Fund, Income Equity Fund, Blue Chip Growth Fund, Emerging Growth Fund and International Equity Fund, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

San Francisco, California
October 8, 1998